DOMESTIC                Minimum Fee $35 (See section 1401 sub-section 15)
 BUSINESS CORPORATION                 File No. 19240001 D Pages 2
				      Fee Paid $35
				      DCN     2021721800044   STCK
   STATE OF MAINE                     ------FILED-------------------------
					  06/18/2002
				      ____________________________________
ARTICLES OF AMENDMENT
					   /s/ Julie L. Flynn
(Shareholders Voting as One Class)         ------------------

					 Deputy Secretary of State
				      _____________________________________

				      A True Copy When Attested By Signature

 Bangor Hydro-Electric Company                  /s/ Julie L. Flynn
___________________________________             ------------------
    (Name of Corporation)                      Deputy Secretary of State
     (Quasi-Public)
				      --------------------------------------


Pursuant to 13-A MRSA sections 805 and 807, the undersigned corporation adopts these Articles of Amendment:

FIRST: All outstanding shares were entitled to vote on the following amendment as one class.

SECOND: The amendment set out in Exhibit A attached was adopted by the shareholders on (date) April 24, 2002.
			--------------
  ("X" one box only)

	X      at a meeting legally called and held   OR
       ---
       ___     by unanimous written consent

THIRD: Shares outstanding and entitled to vote and shares voted for and against said amendment were:

	    Number of Shares Outstanding        NUMBER             NUMBER
	       and Entitled to Vote           Voted For         Voted Against
	    ----------------------------      --------          -------------

  Preferred           47,340                    16,036             3,659

  Common           7,363,424                 7,363,424               0
		   ---------                 ---------             ------
     Total         7,410,764                 7,379,460              3,659

    Common stock is entitled to 1/12 of a vote per share.

FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.

FIFTH: If the amendment changes the number of par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

      Class     Series (If Any)     Number of Shares      Par Value (If Any)
      -----     ---------------     ----------------      ------------------

    Common            -           10,000,000 authorized       $  0.00
    Preferred         -              600,000 authorized       $100.00



	The aggregate par value of all such shares (of all classes and series) having par value is $__60,000,000______

	The total number of all such shares (of all classes and series) without par value is __10,000,000___shares

SIXTH:  The address of the registered office of the corporation in the
State of Maine is    33 State Street
		     ---------------
	       Bangor  ME  04401
	---------------------------------------------------------------
		     (street, city, state and zip code)



DATED       June 17, 2002               *By  /s/ Andrew Landry
	    -------------                    -----------------
						 (signature)

					       Andrew Landry, Clerk
					  ---------------------------------
MUST BE COMPLETED FOR VOTE                (type or print name and capacity)
     OF SHAREHOLDERS
I certify that I have custody of
the minutes showing the above action
by the shareholders.                    *BY_________________________________

						       (signature)
    /s/ Andrew Landry
________________________________
(signature of clerk, secretary              --------------------------------
or asst. secretary)                         (type or print name and capacity)
--------------------------------

Exhibit A

RESOLVED that the Articles of Incorporation of the Company, as amended to date, be further amended to reduce the par value of the Company's common stock from $5.00 to $0.00.













NOTE: This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in section 806, or because the articles so provide. For vote necessary for adoption see section 805.
____________________________________________________________________________

*This document MUST be signed by (1) the Clerk OR (2) the President or a vice-president and the Secretary or an assistant secretary, or such other officer as the bylaws may designate as a 2nd certifying officer OR (3) if there are no such officers, then a majority of the Directors or such directors as may be designated by a majority of directors then in office OR (4) if there are no such directors, then the Holders, or such of them as may be designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) the Holders of all of the outstanding shares of the corporation.

SUBMIT COMPLETED FORMS TO:  CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
			     101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
FORM NO. MBCA-9   Rev. 96                TEL. (207) 287-4195